UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VSE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

54-069263
(I.R.S. Employer Identification No.)

6348 Walker Lane
Alexandria, Virginia 22310
(Address of Principal Executive Offices, including zip code)

VSE CORPORATION 2006 RESTRICTED STOCK PLAN, AS AMENDED
(Full title of the plan)

Thomas M. Kiernan
Vice President and General Counsel
VSE Corporation
6348 Walker Lane
Alexandria, Virginia 22310
(703) 329-4721
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Carter Strong, Esq.
Arent Fox LLP
1717 K Street, N.W.
Washington, DC 20036-5342

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer                                                      Accelerated filer

Non-accelerated filer                                                                                                                Smaller reporting company
 (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.05 per share, issuable pursuant to future awards under the VSE Corporation 2006 Restricted Stock Plan, as Amended	250,000 shares	$64.13	$16,032,500.00	$2,065.00

(1)            Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an additional indeterminable number of shares of Common Stock that may become issuable under the VSE Corporation 2006 Restricted Stock Plan, as Amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction that is effected without the Registrant's receipt of consideration and results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2)            Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on May 6, 2014, as reported in The NASDAQ Global Select Market.

INCORPORATION BY REFERENCE

Pursuant to General Instructions E of Form S-8, the contents of the Registration Statement on Form S-8 filed by VSE Corporation on May 19, 2006 under Registration No. 333-134285 with respect to the securities offered pursuant to the VSE Corporation 2006 Restricted Stock Plan are incorporated herein by reference, with the exception of such opinions, consents, required signatures and exhibits, which are included and made a part of this Registration Statement.  The VSE Corporation 2006 Restricted Stock Plan was amended to increase the Common Stock authorized for issuance thereunder by 250,000 shares, as approved by the stockholders of the Registrant at their annual meeting on May 6, 2014.

Item 8. Exhibits.

See Exhibit Index on page 6 and incorporated herein by reference.

Item 9.  Undertakings

(a)            The Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

(i)            To include any prospectus required by Section 10(a)(3)  of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing on an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 7, 2014.

VSE CORPORATION

By:	/s/ Maurice A. Gauthier
Maurice A. Gauthier
Chief Executive Officer, President
and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Maurice A. Gauthier and Thomas M. Kiernan, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signatures	Title	Date
/s/ Maurice A. Gauthier ---------------------------- Maurice A. Gauthier	Chief Executive Officer, President and Chief Operating Officer, and Director	May 7, 2014
/s/ Thomas R. Loftus ---------------------------- Thomas R. Loftus	Executive Vice President and Chief Executive Officer (Principal Financial and Accounting Officer)	May 7, 2014
/s/ Clifford M. Kendall ---------------------------- Clifford M. Kendall	Chairman/Director	May 7, 2014
/s/ Calvin S. Koonce ---------------------------- Calvin S. Koonce	Director	May 7, 2014
/s/ James F. Lafond ---------------------------- James F. Lafond	Director	May 7, 2014
/s/ David M. Osnos ---------------------------- David M. Osnos	Director	May 7, 2014
/s/ Bonnie K. Wachtel ---------------------------- Bonnie K. Wachtel	Director	May 7, 2014
/s/ Ralph E. Eberhart ---------------------------- Ralph E. Eberhart	Director	May 7, 2014
/s/ Jack C. Stultz ---------------------------- Jack C. Stultz	Director	May 7, 2014
/s/ John E. Potter ---------------------------- John E. Potter	Director	May 7, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	VSE Corporation 2006 Restricted Stock Plan, as amended

5.1	Opinion of Arent Fox LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Arent Fox LLP: included in Exhibit 5.1

24.1	Power of Attorney (included on signature page to this Registration Statement